EXHIBIT 12

FLORIDA POWER & LIGHT COMPANY AND SUBSIDIARIES
            COMPUTATION OF RATIOS
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                                                                                       Three Months Ended
                                                                                         March 31, 1994
                                                                                     (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ........................................................................      $108,555
  Income taxes ......................................................................        63,811
  Fixed charges, as below ...........................................................        79,652

    Total earnings, as defined ......................................................      $252,018

Fixed charges, as defined:
  Interest expense ..................................................................      $ 74,782
  Rental interest factor ............................................................         2,375
  Fixed charges included in nuclear fuel cost .......................................         2,495

    Total fixed charges, as defined .................................................      $ 79,652

Ratio of earnings to fixed charges ..................................................          3.16




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Earnings, as defined:
  Net income ........................................................................      $108,555
  Income taxes ......................................................................        63,811
  Fixed charges, as below ...........................................................        79,652

    Total earnings, as defined ......................................................      $252,018

Fixed charges, as defined:
  Interest expense ..................................................................      $ 74,782
  Rental interest factor ............................................................         2,375
  Fixed charges included in nuclear fuel cost .......................................         2,495

    Total fixed charges, as defined .................................................        79,652

Non-tax deductible preferred stock dividend requirements ............................         9,930
Ratio of income before income taxes to net income ...................................          1.59

Preferred stock dividend requirements before income taxes ...........................        15,789

Combined fixed charges and preferred stock dividend requirements ....................      $ 95,441

Ratio of earnings to combined fixed charges and preferred stock
    dividend requirements............................................................          2.64
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